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                                                                    EXHIBIT 23.1


                      [BARRY L. FRIEDMAN, P.C. LETTERHEAD]

To Whom It May Concern:                                        February 17, 1999

The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of February 17, 1998, on the Financial Statements of Bahamas Enterprises, Inc., as of February 16, 1999, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,


/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant